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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 4, 1999, relating to the financial statements and financial highlights which appear in the September 30, 1999 Annual Report to Shareholders of Berger Omni Investment Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights for the Berger Funds Family" or "Financial Highlights for the Fund", as applicable, and "Independent Accountants" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP

Denver, Colorado
January 27, 2000